EXHIBIT 23.1
                                                             ------------


                        CONSENT OF ERNST & YOUNG LLP,
                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Beacon Sales Acquisition, Inc. 401(k) Profit Sharing Plan for the registration of 500,000 shares of Common Stock of our report dated December 15, 2004, with respect to the consolidated financial statements of Beacon Roofing Supply, Inc. included in the Annual Report (Form 10-K) for the year ended
   September 25, 2004.


                                      /s/ Ernst & Young LLP

   Boston, Massachusetts
   September 12, 2005